UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Peoples Bancorp Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PEOPLES BANCORP INC. ANNUAL MEETING OF SHAREHOLDERS Thursday, April 25, 2019 10:00 a.m., Eastern Daylight Saving Time Peoples Bancorp Inc. Corporate Headquarters 138 Putnam Street Marietta, OH 45750 To obtain directions to attend the Annual Meeting of Shareholders and vote in person, please call Peoples’ Investor Relations at 740-374-6136. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 25, 2019. Notice is hereby given that the Annual Meeting of Shareholders of Peoples Bancorp Inc. will be held at the Corporate Headquarters of Peoples Bancorp Inc., 138 Putnam Street, Marietta, OH 45750 on Thursday, April 25, 2019 at 10:00 a.m., Eastern Daylight Saving Time. This communication presents only an overview of the more complete proxy materials, that contain important information and are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Notice of Annual Meeting of Shareholders and Proxy Statement, the form of proxy and the 2018 Annual Report to Shareholders are available at www.proxydocs.com/pebo . If you want to receive a paper copy or an e-mail with links to the electronic proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before April 12, 2019 to facilitate timely delivery. Matters intended to be acted upon at the meeting are listed below. The Board of Directors Recommends a Vote “FOR” All Director Nominees Listed in Item No. 1, and “FOR” the Proposals in Item No. 2 and Item No. 3. 1. Election of directors for a one-year term expiring in 2020 01 Tara M. Abraham 02 S. Craig Beam 03 George W. Broughton 04 David F. Dierker 05 James S. Huggins 06 Brooke W. James 07 David L. Mead 08 Susan D. Rector 09 Charles W. Sulerzyski 2. Advisory resolution to approve the compensation of Peoples Bancorp Inc.'s named executive officers as disclosed in the Proxy Statement for the 2019 Annual Meeting of Shareholders 3. Ratification of the appointment of Ernst & Young LLP as Peoples Bancorp Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2019. THIS IS NOT A FORM FOR VOTING You may immediately vote your proxy on the Internet at: www.proxypush.com/pebo • Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (CDST) on April 24, 2019. • Please have this Notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions provided to vote your proxy. Your Internet vote authorizes the named proxies to vote your common shares in the same manner as if you marked, signed, dated and returned your proxy card. Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

To request paper copies of the proxy materials, which include the proxy card, the Notice of Annual Meeting of Shareholders and Proxy Statement and the 2018 Annual Report to Shareholders, please contact us via: Internet/Mobile – Access the Internet and go to www.investorelections.com/pebo . Follow the instructions to log in, and order copies. Telephone – Call us free of charge at 866-870-3684 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies. Email – Send us an email at paper@investorelections.com with “pebo Materials Request” in the subject line. The email must include: • The 11-digit control # located in the box in the upper right hand corner on the front of this Notice. • Your preference to receive printed materials via mail -or- to receive an email with links to the electronic proxy materials. • If you choose email delivery you must include the email address. • If you would like this election to apply to delivery of materials for all future meetings, write the word “Permanent” and include the last 4 digits of your Social Security Number or Tax Identification Number in the email. Important Information about the Notice Regarding the Availability of Proxy Materials This Notice Regarding the Availability of Proxy Materials (Notice) is provided to shareholders in place of the printed materials for the upcoming Annual Meeting. Information about the Notice: In 2007, the Securities and Exchange Commission adopted a voluntary rule permitting Internet-based delivery of proxy materials. Companies can now send Notices, rather than printed proxy materials to shareholders. This may help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the Annual Meeting, the matters intended to be acted upon and the Internet site where the proxy materials may be found. To view the proxy materials online: Please refer to the instructions in this Notice on how to access and view the proxy materials online, including the proxy card, the Notice of Annual Meeting of Shareholders and Proxy Statement and the 2018 Annual Report to Shareholders. To receive paper copies of the proxy materials: Please refer to the instructions in this Notice on how to request hard copies of proxy materials via phone, email or Internet.